CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Variable Account Funds:

We consent to the incorporation by reference in the registration statement on Form N-14 of Oppenheimer High Income Fund/VA (a series of Oppenheimer Variable Account Funds) of our report on the financial statements dated March 16, 2012, included herein the Combined Prospectus/Proxy Statement and in the Statement of Additional Information to Combined Prospectus/Proxy Statement, which are part of this Registration Statement on Form N-14 of Oppenheimer Global Strategic Income Fund/VA.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
June 28, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Variable Account Funds:

We consent to the incorporation by reference in the registration statement on Form N-14 of Oppenheimer Global Strategic Income Fund/VA (a series of Oppenheimer Variable Account Funds) of our report on the financial statements dated February 16, 2012, included herein the Combined Prospectus/Proxy Statement and in the Statement of Additional Information to Combined Prospectus/Proxy Statement, which are part of such Registration Statement.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
June 28, 2012